Exhibit 99.1

Luna Innovations Reports Record Fourth-Quarter
and Full-Year 2020 Results
Company provides 2021 outlook

Fourth Quarter Highlights
•Created the world's largest fiber optic sensing company with the acquisition of OptaSense Holdings, Ltd ("OptaSense") in early December
•Total revenues of $25.9 million for the three months ended December 31, 2020, up 33%, compared to the prior-year period
◦Excluding the acquisition of OptaSense, total revenues of $24.4 million, up 25%
•Operating income of $0.5 million for the three months ended December 31, 2020, compared to $1.7 million for the prior-year period
◦Excluding the acquisition of OptaSense and acquisition-related expenses, operating income of $3.7 million for the three months ended December 31, 2020
•Net loss from continuing operations of $0.1 million for the three months ended December 31, 2020, compared to net income from continuing operations of $2.1 million for the prior-year period
◦Excluding the acquisition of OptaSense and acquisition-related expenses, net income from continuing operations of $3.0 million, or $0.09 per fully diluted share, for three months ended December 31, 2020
•Adjusted EBITDA of $4.3 million for the three months ended December 31, 2020, compared to $3.2 million for the prior-year period
◦Excluding the acquisition of OptaSense and acquisition-related expenses, adjusted EBITDA of $5.0 million for the three months ended December 31, 2020

(ROANOKE, VA, March 11, 2021) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced its financial results for the three months and full fiscal year ended December 31, 2020.

“Our outstanding operating and financial performance in 2020 in the midst of a pandemic underscores the strength of our product portfolio, our ability to innovate and the fact that we are clear about our strategy and have not wavered from our stated vision,” said Scott Graeff, President and Chief Executive Officer of Luna. “From an

operational standpoint, the absolute focus and dedication of our team was evident as we continued to execute against that strategy to support our customers, keep our employees safe and deliver the financial results that we guided to before COVID permeated our lives."

Graeff continued, "In spite of the fact that we could not travel and meet in person, we continued to work our acquisition pipeline and recently completed the acquisition of OptaSense, the largest transaction in our history. Our financial achievements were equally as impressive, achieving double-digit top-line growth and record revenue for 2020. I am inspired by the commitment and hard work of the Luna team, all of whom continued to ensure service excellence for our customers. This performance and focus gives us a very strong springboard entering 2021.”

Fourth Quarter Fiscal 2020 Financial Summary
Financial results for the three months ended December 31, 2020 continue the strong momentum throughout the fiscal year. The reported performance metrics below include OptaSense for the stub period starting from the acquisition date of December 3, 2020 through December 31, 2020. Given the timing of the close of the transaction so late in the quarter and fiscal year, the inclusion of the results of operations of OptaSense for this stub period does not reflect integration costs or cost synergies from the transaction.

Highlights of the financial results for the three months ended December 31, 2020 are:

	Three Months Ended December 31,
(in thousands, except per share data)	2020	2019	Change
Revenues:
Lightwave	$19,278	$13,988	38%
Luna Labs	6,637	5,492	21%
Total revenues	25,915	19,480	33%

Gross profit	13,358	10,388	29%
Gross margin	51.5%	53.3%

Operating expense	12,828	8,670	48%
Operating income	530	1,718	(69)%
Operating margin	2.0%	8.8%

Net income/(loss) from continuing operations	$(64)	$2,146	(103)%

Diluted weighted average shares outstanding (in thousands)	32,831	32,212

Net income per share from continuing operations (diluted)	$—	$0.07

Adjusted EBITDA	$4,283	$3,238	32%

A reconciliation of Adjusted EBITDA to net (loss)/income can be found in the schedules included in this release.

The reported results reflect the inclusion of the incremental revenues of $1.5 million associated with the operations of OptaSense for the stub period from December 3, 2020 through December 31, 2020. Excluding the revenue from OptaSense, Lightwave revenue increased by $3.8 million for the three months ended December 31, 2020, or 27%, compared to the prior year period, to $17.8 million. This increase in revenue was due to increased revenues associated with communications test and fiber optic sensing products. Luna Labs revenues increased for the three months ended December 31, 2020, compared to the prior-year period due in part to a large shipment of product to a US military branch to help reduce maintenance costs. Excluding the revenue from OptaSense, total revenue increased by $4.9 million, or 25%, compared to the prior year period, to $24.4 million.

Gross profit for the three months ended December 31, 2020 increased compared to the prior-year period due to increased revenues associated with legacy Luna operations as well as an incremental $0.7 million of gross profit associated with the operations of OptaSense for the stub period from December 3, 2020 through December 31, 2020. Excluding the gross profit from OptaSense, gross profit increased $2.3 million, or 22%, compared to the prior year period, to $12.7 million.

The increase in operating expenses was primarily a result of $2.2 million of acquisition related expenses incurred in connection with the acquisition of OptaSense and $1.6 million of expenses associated with OptaSense operations for the stub period from December 3, 2020 through December 31, 2020, as well continued incremental investment in sales and engineering to support Luna's growth. Excluding the acquisition-related expenses and expenses of OptaSense operations, operating income increased $2.0 million, or 114%, compared to the prior-year period, to $3.7 million, representing an operating margin on legacy Luna operations of 15%.

Net loss from continuing operations was $0.1 million, or $0.00 per fully diluted share, for the three months ended December 31, 2020, compared to net income from continuing operations of $2.1 million, or $0.07 per fully diluted share, for the prior-year period. The decrease in net income from continuing operations was driven by $2.3 million of acquisition related expenses more than offsetting increased revenue and strong operating results from Luna's legacy operations. Excluding acquisition-related expenses and a $0.9 million loss from the operations of OptaSense, net income from continuing operations increased by $0.8 million, or 39%, to $3.0 million or $0.09 per fully diluted share.

Adjusted EBITDA was $4.3 million for the three months ended December 31, 2020, compared to $3.2 million for the three months ended December 31, 2019. The increase was driven by revenue growth from both Lightwave and Luna Labs. Legacy Adjusted EBITDA, which excludes the effects of the OptaSense acquisition, was $5.0 million for the three months ended December 31, 2020.

Full-Year Fiscal 2020 Financial Summary
Highlights of the financial results for the twelve months ended December 31, 2020 are:

	Full Year Ended December 31,
(in thousands, except per share data)	2020	2019	Change
Revenues:
Lightwave	$59,115	$49,117	20%
Luna Labs	$23,566	$21,399	10%
Total revenues	$82,681	$70,516	17%

Gross profit	$42,188	$35,183	20%
Gross margin	51.0%	49.9%

Operating expense	37,205	31,867	17%
Operating income	4,983	3,316	50%
Operating margin	6.0%	4.7%

Net income from continuing operations	$4,727	$5,343	(12)%

Diluted weighted average shares outstanding	32,579	31,841

Net income per share from continuing operations (diluted)	$0.15	$0.17

Adjusted EBITDA	$13,087	$9,473	38%

A reconciliation of Adjusted EBITDA to net income can be found in the schedules included in this release.
2021 Full-Year Outlook:
For fiscal year 2021, Luna expects:
•Total revenues in the range of $122 million to $127 million for full fiscal 2021; and
•Adjusted EBITDA in the range of $16 million to $19 million for full fiscal 2021.

Luna is not providing an outlook for net income, which is the most directly comparable generally accepted accounting principles ("GAAP") measure to Adjusted EBITDA, because changes in the items that Luna excludes from net income to calculate Adjusted EBITDA, such as share-based compensation, tax expense, and significant non-recurring charges, among other things, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of Luna's routine operating activities.

The outlook above does not include any future acquisitions, divestitures, or unanticipated events.

Non-GAAP Financial Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, Legacy Adjusted EBITDA and Legacy Adjusted EPS, which exclude certain charges and credits that are required by GAAP. Adjusted EBITDA, Legacy Adjusted EBITDA and Legacy Adjusted EPS provide useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. Legacy Adjusted EBITDA and Legacy Adjusted EPS exclude the effects of the acquisition of OptaSense in December 2020, which management believes is useful to assess the profitability of the legacy Luna business on a standalone basis. Adjusted EBITDA, Legacy Adjusted EBITDA and Legacy Adjusted EPS should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for, or superior to, GAAP results. Adjusted EBITDA, Legacy Adjusted EBITDA and Legacy Adjusted EPS have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 pm (ET) today to discuss its financial results for the three months and full year ended December 31, 2020. The investor conference call will be available via live webcast on the Luna website at www.lunainc.com under the tab “Investor Relations.” To participate by telephone, the domestic dial-in number is 844.578.9643 and the international dial-in number is 270.823.1522. The participant access code is 3898157. Investors are advised to dial in at least five minutes prior to the call to register. The webcast will be archived on the company’s website under “Webcasts and Presentations” for 30 days following the conference call.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Lightwave segment and a Luna Labs segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its projected 2021 financial results and outlook and growth potential, as well as the impacts of the recently completed acquisition of OptaSense. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, failure of target market to grow and expand, technological and strategic challenges and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2020, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: IR@lunainc.com

Luna Innovations Incorporated
Consolidated Balance Sheets
(in thousands of U.S Dollars)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$15,366	$25,006
Accounts receivable, net	24,951	16,269
Receivable from sale of HSOR business	—	2,501
Contract assets	7,046	2,759
Inventory	23,597	10,294
Prepaid expenses and other current assets	4,509	1,287
Total current assets	75,469	58,116
Property and equipment, net	3,308	3,466
Intangible assets, net	20,109	10,194
Goodwill	18,121	10,542
Long term contract assets	471	449
Operating lease ROU asset	11,281	2,236
Finance lease ROU asset	244	70
Other assets	39	35
Deferred tax asset	1,960	1,416
Total assets	131,002	86,524
Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt obligation	$4,167	$—
Accounts payable	4,393	2,787
Accrued liabilities	12,159	9,036
Contract liabilities	7,095	3,888
Current portion of operating lease ROU liability	2,223	1,283
Current portion of finance lease ROU liability	48	50
Total current liabilities	30,085	17,044
Long-term debt obligation	15,817	—
Long-term portion of operating lease ROU liability	10,248	1,988
Long-term portion of finance lease ROU liability	196	23
Other long-term liabilities	214	—
Total liabilities	56,560	19,055
Stockholders’ equity:
Common stock, par value $0.001, 100,000,000 shares authorized, 32,724,512 and 31,788,896 shares issued, 31,024,537 and 30,149,105 shares outstanding at December 31, 2020 and 2019, respectively	33	32
Treasury stock at cost, 1,699,975 and 1,639,791 shares at December 31, 2020 and 2019, respectively	(4,789)	(4,337)
Additional paid-in capital	92,403	88,022
Accumulated deficit	(12,957)	(16,248)
Accumulated other comprehensive loss	(248)	—
Total stockholders’ equity	74,442	67,469
Total liabilities and stockholders’ equity	$131,002	$86,524

Luna Innovations Incorporated
Consolidated Statements of Operations
 (in thousands of U.S. Dollars, except per share data)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Revenues:
Lightwave revenues	$19,278	$13,988	$59,115	$49,117
Luna Labs revenues	6,637	5,492	23,566	21,399
Total revenues	25,915	19,480	82,681	70,516
Cost of revenues:
Lightwave costs	7,570	5,070	23,306	20,157
Luna Labs costs	4,987	4,022	17,187	15,176
Total cost of revenues	12,557	9,092	40,493	35,333
Gross profit	13,358	10,388	42,188	35,183
Operating expense:
Selling, general and administrative	8,559	6,330	27,644	23,344
Research, development and engineering	1,996	2,255	6,713	7,496
Acquisition related expense	2,204	85	2,204	1,027
Loss on sale and disposal of property and equipment	69	—	644	—
Total operating expense	12,828	8,670	37,205	31,867
Operating income	530	1,718	4,983	3,316
Other income/(expense):
Other income/(expense), net	31	(1)	50	(5)
Investment income	2	69	67	394
Interest expense, net	(23)	(1)	(25)	(16)
Total other income	10	67	92	373
Income from continuing operations before income taxes	540	1,785	5,075	3,689
Income tax (expense)/benefit	(604)	361	(348)	1,654
(Loss)/income from continuing operations	(64)	2,146	4,727	5,343
Income from discontinued operations, net of income taxes	—	—	(1,436)	—
Net (loss)/income	(64)	2,146	3,291	5,343
Preferred stock dividend	—	—	—	286
Net (loss)/income attributable to common stockholders	$(64)	$2,146	$3,291	$5,057
Net income per share from continuing operations:
Basic	$—	$0.07	$0.15	$0.19
Diluted	$—	$0.07	$0.15	$0.17
Net loss per share from discontinued operations:
Basic	$—	$—	$(0.05)	$—
Diluted	$—	$—	$(0.04)	$—
Net income per share attributable to common stockholders:
Basic	$—	$0.07	$0.11	$0.18
Diluted	$—	$0.07	$0.10	$0.16
Weighted average shares (in thousands):
Basic	30,896	30,159	30,670	28,689
Diluted	32,831	32,212	32,579	31,841

Luna Innovations Incorporated
Consolidated Statements of Cash Flows
 (in thousands of U.S. Dollars)

	Year ended December 31,
	2020	2019
Cash flows provided by operating activities:
Net income	$3,291	$5,343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,970	2,503
Stock-based compensation	2,134	1,544
Loss on sale and disposal of property and equipment	644	—
Loss from discontinued operations, net of tax	1,436	—
Deferred tax asset	(522)	—
Tax benefit from release of valuation allowance	—	(3,349)
Bad debt	127	538
Changes in operating assets and liabilities:
Accounts receivable	(3,292)	(2,249)
Contract assets	(1,504)	(449)
Inventory	(1,550)	(723)
Other current assets	(2,203)	(242)
Other long-term assets	(3)	45
Accounts payable and accrued expenses	1,143	592
Contract liabilities	(29)	1,245
Other long-term liabilities	214	—
Net cash provided by operating activities	2,856	4,798
Cash flows used in investing activities:
Acquisitions, net of cash acquired	(34,102)	(19,004)
Acquisition of property and equipment	(681)	(541)
Proceeds from sale of property and equipment	403	—
Intangible property costs	(379)	(270)
Proceeds from sale of discontinued operations, net	600	—
Net cash used in investing activities	(34,159)	(19,815)
Cash flows provided by/(used in) financing activities:
Proceeds from debt obligations	19,984	—
Payments on debt obligations	—	(625)
Payments on finance lease obligation	(53)	(40)
Purchase of treasury stock	(452)	(2,220)
Proceeds from ESPP	456	—
Proceeds from the exercise of options	1,714	448
Net cash provided by/(used in) financing activities	21,649	(2,437)
Net change in cash and cash equivalents	(9,654)	(17,454)
Effect of exchange rate changes on cash and cash equivalents	14	—
Cash and cash equivalents—beginning of period	25,006	42,460
Cash and cash equivalents—end of period	$15,366	$25,006
Supplemental disclosure of cash flow information
Cash paid for interest	$4	$18
Cash paid for income taxes	$1,244	$1,160
Contingent liability for business combinations	$225	$1,000
Dividend on preferred stock	$—	$286

Luna Innovations Incorporated
Reconciliation of Net Income to Adjusted EBITDA and Legacy Adjusted EBITDA
 (in thousands)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Net (loss)/income	$(64)	$2,146	$3,291	$5,343
Loss from discontinued operations, net of income taxes	—	—	(1,436)	—
Net (loss)/income from continuing operations	(64)	2,146	4,727	5,343
Interest expense	23	1	25	16
Investment income	(2)	(69)	(67)	(394)
Income tax expense/(benefit)	604	(361)	348	(1,654)
Depreciation and amortization	844	669	2,970	2,503
EBITDA	1,405	2,386	8,003	5,814
Share-based compensation	596	404	2,134	1,544
Acquisition related expense	2,204	85	2,204	1,027
Amortization of inventory step-up	78	—	78	725
Non-recurring charges	—	363	668	363
Adjusted EBITDA	$4,283	$3,238	$13,087	$9,473

OptaSense operating loss	869	—	869	—
Less: depreciation and amortization	154	—	154	—
Less: amortization of inventory step-up	35	—	35	—
Legacy Adjusted EBITDA	$4,963	$3,238	$13,767	$9,473

Luna Innovations Incorporated
Reconciliation of Net Income to Adjusted EPS and Legacy Adjusted EPS
 (in thousands)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019

Net (loss)/income	$(64)	$2,146	$3,291	$5,343
Loss from discontinued operations, net of income taxes	—	—	(1,436)	—
Net (loss)/income from continuing operations	(64)	2,146	4,727	5,343
Share-based compensation	596	404	2,134	1,544
Acquisition related expense	2,204	85	2,204	1,027
Amortization of inventory step-up	78	—	78	725
Non-recurring charges	—	363	668	363
Release of valuation allowance		(568)		(907)
Income tax adjustment	(322)	(232)	(1,198)	(811)
Adjusted income from continuing operations	$2,492	$2,198	$8,613	$7,284

OptaSense net loss	(863)	—	(863)	—
Legacy adjusted income from continuing operations	$3,355	$2,198	$9,476	$7,284

Adjusted EPS	$0.08	$0.07	$0.26	$0.23
Legacy Adjusted EPS	$0.10	$0.07	$0.29	$0.23

Adjusted weighted average shares (in thousands):
Diluted	32,831	32,212	32,579	31,841

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